EXHIBIT 8.0

                       OPINION OF IGLER & DOUGHERTY, P.A.
                              REGARDING TAX MATTERS

                                              IGLER & DOUGHERTY, P.A.
                                                 Attorneys at Law
                                               1501 PARK AVENUE EAST
                                            TALLAHASSEE, FLORIDA 32301
                                                     --------

Winter Park Office                                                                                       Tampa Office
------------------                                                                                       ------------
Federal Trust Bank Building                       (850) 878-2411 TELEPHONE                          Park Tower - Suite 2625
1211 Orange Avenue                                (850) 878-1230 FACSIMILE                          400 North Tampa Street
Winter Park, Florida 32789                                                                           Tampa, Florida 33602
(407) 647-0822 - Telephone                     REPLY TO: TALLAHASSEE OFFICE                       (813) 307-0510 - Telephone
(407) 647-8089 - Facsimile                                                                        (813) 307-0415 - Facsimile




                                                   March 9, 1998




Board of Directors
Citizens Community Bancorp, Inc.
650 East Elkcam Circle
Marco Island, Florida  34145

         Re: Citizens Community Bancorp, Inc., Winter Park, Florida "Subscription Rights of Shareholders"

Gentlemen:

         You have requested our opinion with respect to the tax implications relating to the "Subscription Rights" shareholders of Citizens Community Bancorp, Inc. ("CCBI") will receive in the stock offering, which is the subject of a Registration Statement on Form SB-2 that is to be filed with the Securities and Exchange Commission (the "Registration Statement"). This opinion is issued in connection with that Registration Statement and the purposes set forth below.

         It is our opinion that the discussions and the legal conclusions set forth in the "Certain Federal Income Tax Considerations" of the Registration Statement are accurate and complete in all material respects and constitute our opinion as material federal income tax consequences to shareholders of CCBI.

         It is also our opinion that upon the exercise of the Subscription Right (as that term is defined in the Registration Statement), the shareholder will not recognize any gain or loss and that the basis of each common share acquired will equal the sum of the Subscription Price (as that term is defined in the Registration Statement) and the basis, if any, in the Subscription Right exercised. Further, it is our opinion that a current shareholder of the company will have a zero basis in the subscription, unless the shareholder elects under
Section 307 of the Internal Revenue Code of 1986, as amended, to allocate any portion of their Subscription Right to their existing common stock.

         The election, if any, under Section 307 is to be made in the timely filed return for the year in which the rights were received. Once made the

Board of Directors
March 9, 1998
Page 2

election is irrevocable with respect to the rights exercised for which the election made. The election must be made with respect to all the rights received by the shareholder in a particular distribution in respect of all the stock of the same class owned by the shareholder in the issuing corporation at the time of the distribution. The election should be in the form of a statement attached to the shareholder's return. (Reg. Section 1.307-2)

         Our opinion is based and conditioned upon the initial and continuing accuracy of the facts and factual matters set forth in the "Initial Offering" and the financial information contained in the Registration Statement. In rendering this opinion, we have assumed that all the representations, warranties and statements made or agreed to by the CCBI are true and accurate; that any representations, warranties or statements made in the "Initial Offering", "to the best knowledge of", or otherwise similarly qualified, is correct without qualification and that all the covenants contained in the "Initial Offering" are performed without waiver or breach of any material provision thereof. Our opinion is also based upon the existing provisions of the Internal Revenue Code of 1986, as amended, regulations promulgated or proposed thereunder and interpretations thereof by the Internal Revenue Service and the courts, all of which are subject to change with prospectus or retroactive effect, and our opinion could be adversely affected or rendered obsolete by any such change.

         Decisions concerning federal income tax are complex and should be made based upon knowledge of the unique circumstances of each individual. Each shareholder of CCBI should consult his or her advisor concerning the effects of this transaction on his or her taxes and whether or not to make the election under Section 307 of the Internal Revenue Code discussed herein.

         We hereby consent to the filing of this opinion as an exhibit to the Securities and Exchange Commission Form SB-2 Registration Statement and the use of our name in the Prospectus in connection with the caption "Summary Federal Income Tax Consequences". In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

                                                     Sincerely,
                             IGLER & DOUGHERTY, P.A.



                                                     /s/ Igler & Dougherty, P.A.